EXHIBIT 3.1
                                                                -----------


                           ARTICLES OF AMENDMENT
                          TO AMENDED AND RESTATED
                         ARTICLES OF INCORPORATION
                                     OF

                          APAC TELESERVICES, INC.


 1.       CORPORATE NAME:  APAC TeleServices, Inc.

 2.       MANNER OF ADOPTION OF AMENDMENT:

          The following amendment of the Articles of Incorporation was adopted on May 18, 1999 in the manner indicated below.

          By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment.

 3.       TEXT OF AMENDMENT:

          Article I:  The name of the corporation is:  APAC Customer
 Services, Inc.

          The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

 Dated:  June 3, 1999

 APAC TeleServices, Inc.

 by   /s/ Marc S. Simon
    -------------------------------------
          Marc S. Simon, President


 attested
 by   /s/ Linda R. Witte
      -----------------------------------
          Linda R. Witte, Vice President,
              General Counsel and Secretary




                           ARTICLES OF AMENDMENT
                          TO AMENDED AND RESTATED
                         ARTICLES OF INCORPORATION
                                     OF

                          APAC TELESERVICES, INC.


 1.       CORPORATE NAME:  APAC TeleServices, Inc.

 2.       MANNER OF ADOPTION OF AMENDMENT:

          The following amendment of the Articles of Incorporation was adopted on May 21, 1996 in the manner indicated below.

          By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment.

 3.       TEXT OF AMENDMENT:

          "RESOLVED, that the first paragraph of ARTICLE FOURTH of the Company's Amended and Restated Articles of Incorporation be and hereby is amended to read in its entirety as follows:

                  FOURTH: The total number of shares of all classes of stock which the Corporation will have authority to issue is 250,000,000, consisting of (i) 200,000,000 common shares, par value $0.01 per share (the "Common Shares"), and (ii) 50,000,000 preferred shares, par value $0.01 per share (the "Preferred Shares"). Cumulative voting in the election of Directors shall not be permitted to holders of either of the Common Shares or the Preferred Shares. No holder of any share of any class of stock of the Corporation shall have any preemptive right to subscribe for or acquire additional shares of stock of any class of the Corporation or warrants or options to purchase, or securities convertible into, shares of any class of stock of the Corporation."



          The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

 Dated:  May 21, 1996

 APAC Teleservices, Inc.

 by   /s/ Theodore G. Schwartz
      -----------------------------------
          Theodore G. Schwartz, President


 attested
 by   /s/ Marc S. Simon
      -----------------------------------
          Marc S. Simon, Secretary




                              ARTICLES OF AMENDMENT
                             TO AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                        OF

                                 APAC CORPORATION


 1.       CORPORATE NAME:  APAC Corporation

 2.       MANNER OF ADOPTION OF AMENDMENT:

          The following amendment of the Articles of Incorporation was adopted on September 8, 1995 in the manner indicated below.

          By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

 3.       TEXT OF AMENDMENT:

          Article I: The name of the corporation is: APAC TeleServices, Inc.

          The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

 Dated:  September 8, 1995

 APAC Corporation

 by   /s/ Theodore G. Schwartz
    -------------------------------------
          Theodore G. Schwartz, President


 attested
 by   /s/ Marc S. Simon
      -----------------------------------
          Marc S. Simon, Secretary




                  AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                        OF

                             APAC TELESERVICES, INC.


                  The original Articles of Incorporation of Apac Teleservices, Inc. were filed with the Secretary of State of Illinois on May 23, 1973. The name of the Corporation under which it was originally incorporated was Allstate Promotional Advertising Corporation. The original Articles of Incorporation were amended on September 9, 1985 to change the Corporation's name to "The APAC Corporation." The original Articles of Incorporation were amended and restated on June 8, 1988 and in connection therewith the Corporation's name was changed to "APAC Telemarketing Corporation." The Articles of Incorporation of the Corporation were further amended on April 4, 1992 to change the Corporation's name to "APAC Teleservices, Inc." This Amended and Restated Articles of Incorporation not only restates and integrates the original Articles of Incorporation and all amendments thereto, but also includes amendments adopted by the shareholders of APAC Teleservices, Inc. on the date hereof. This Amended and Restated Articles of Incorporation was duly adopted in accordance with the applicable provisions of Sections 10.20 and
 7.10 of the Illinois Business Corporation Act of 1983 and shall become effective upon filing with the Secretary of State of the State of Illinois. EACH OF THE ARTICLES CONTAINED IN THIS AMENDED AND RESTATED ARTICLES OF INCORPORATION HAVE BEEN BOTH AMENDED AND RESTATED.

                  FIRST:  The name of the Corporation is APAC Corporation.

                  SECOND: The Corporation's registered office in the State of Illinois is located at One Parkway North Center, Suite 510, City of Deerfield, County of Cook 60015 and Marc S. Simon is the Corporation's registered agent at such address.

                  THIRD: The purpose for which the Corporation is organized is to carry on and to engage in any lawful act or activity for which corporations may be organized under the Illinois Business Corporation Act of 1983.

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 150,000,000, consisting of (i) 100,000,000 common shares, par value $0.01 per share (the "Common Shares"), and (ii) 50,000,000 preferred shares, par value $0.01 per share (the "Preferred Shares"). Cumulative voting in the election of Directors shall not be permitted to holders of either the Common Shares or the Preferred Shares. No holder of any share of any class of stock of the Corporation shall have any preemptive right to subscribe for or acquire additional shares of stock of any class of the Corporation or warrants or options to purchase, or securities convertible into, shares of any class of stock of the Corporation.


                                    SECTION A

                                  COMMON SHARES

                  1. Voting Rights. Except as otherwise provided by law, each Common Shares shall entitle the holder thereof to one (1) vote in any matter submitted to a vote of shareholders of the Corporation.

                  2. Dividends and Distributions. Subject to the express terms of the Preferred Shares outstanding from time to time, the holders of Common Shares shall be entitled to receive such dividends and distributions as may from time to time be declared by the Board of Directors.


                                    SECTION B

                                 PREFERRED SHARES

                  Subject to the terms contained in any designation of a series of Preferred Shares, the Board of Directors is expressly authorized, at any time and from time to time, to issue Preferred Shares in one or more series, and for such consideration as the Board of Directors may determine and to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Shares of the Corporation or any series of any class of Preferred Shares:

                  1. the designation of such class or series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different from the par value thereof;

                  2. whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                  3. the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation such dividends shall bear to the dividends payable on any shares of stock of any class or any other series of the same class;

                  4. whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, prices and other conditions of such redemption;

                  5. the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                  6. whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                  7. whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any class or any other series of the same class or any other securities and, if so, the price or prices or the rates or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  8. the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon purchase, redemption or other acquisition by the Corporation of the Common Shares or shares or stock of any class or any other series of the same class;

                  9. the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

                  10. the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Shares as to the payment of dividends, the distribution of assets and all other matters; and

                  11. any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Amended and Restated Articles of Incorporation, to the full extent permitted in accordance with the laws of the State of Illinois.

                  The powers , preferences and relative, participating, optional and other special rights of each class or series of Preferred Shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                  FIFTH: Advance notice of shareholder nominations for the election of Directors and of new business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in a manner provided by the By-laws of the Corporation.

                  SIXTH: Special meetings of the shareholders, for any purpose or purposes (except to the extent otherwise provided by law or this Amended and Restated Articles of Incorporation), may only be called by the Chairman of the Board, the President or any three Directors.

                  SEVENTH: Notwithstanding the provisions of this Amended and Restated Articles of Incorporation and any provisions of the By-Laws of the Corporation, no amendment to this Amended and Restated Articles of Incorporation shall amend, modify or repeal any or all of the provisions of this Article SEVENTH, Article SIXTH or Article FIFTH of this Amended and Restated Articles of Incorporation, unless so adopted by the affirmative vote or consent of the holders of not less than two-thirds (66 2/3%) of the total voting power of all then outstanding shares entitled to vote in the election of Directors of the Corporation, voting as a single class; provided, however, that in the event the Board of Directors of the Corporation shall, by resolution adopted by a majority of the Directors then in office, recommend to the shareholders the adoption of any such amendment, the shareholders of record holding a majority of the total voting power of all then outstanding shares entitled to vote in the election of Directors of the Corporation, voting as a single class, may amend, modify or repeal any or all of such provisions.

                  EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of Illinois, the Board of Directors is expressly authorized and empowered to make, alter, amend and repeal the By-laws of the Corporation in any respect not inconsistent with the laws of the State of Illinois or with this Amended and Restated Articles of Incorporation.

                  NINTH: The books of the Corporation may be kept at such place within or without the State of Illinois as the By-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

                  TENTH: A Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability
 (i) for any breach of the Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
 Section 8.65 of the Illinois Business Corporation Act, as the same exists or hereafter may be amended, or (iv) for any transaction from which the Director derived an improper personal benefit.

                  If the Illinois Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of Directors, then the liability of the Corporation's Directors shall be eliminated or limited to the full extent authorized by the Illinois Business Corporation Act, as so amended.

                  Any repeal or modification of this Article shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

                  ELEVENTH: As of the date of adoption of this Amended and Restated Articles of Incorporation, 6,000,000 Common Shares of the Corporation are outstanding and the Corporation's paid-in-capital is $60,000.

                    IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Articles of Incorporation to be signed by its duly authorized officers this 8th day of August, 1995.


 Attest:                                            APAC CORPORATION

 /s/ Marc S. Simon                                  /s/ Theodore G. Schwartz
 ---------------------                              ------------------------
 Marc S. Simon,                                     Theodore G. Schwartz,
 Secretary                                          Chief Executive Officer